UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 1, 2017

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-15787	13-4075851
(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 Results of Operations and Financial Condition.

On November 1, 2017, MetLife, Inc. (the “Company”) issued (i) a news release announcing its results for the quarter ended September 30, 2017 (the “Earnings Release”), a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, (ii) a Quarterly Financial Supplement for the quarter ended September 30, 2017 (the “Quarterly Financial Supplement”), a copy of which is attached hereto as Exhibit 99.3 and is incorporated herein by reference and (iii) a supplemental slide presentation for the third quarter of 2017 (the “Supplemental Slides”) attached hereto as Exhibit 99.4 and incorporated herein by reference. The Earnings Release, the Quarterly Financial Supplement and the Supplemental Slides are furnished and not filed pursuant to instruction B.2 of Form 8-K.

Item 8.01 Other Events.

On November 1, 2017, the Company issued a news release announcing that its Board of Directors has approved a new $2 billion authorization for the Company to repurchase its common stock. The Company also announced that it currently intends to divest its remaining Brighthouse Financial, Inc. common stock through an exchange offer for the Company’s common stock during 2018. The exchange offer would be governed by a separate board authorization, and subject to market conditions and regulatory approval. A copy of the news release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	News release of MetLife, Inc., dated November 1, 2017, announcing its results for the quarter ended September 30, 2017

99.2	News release of MetLife, Inc., dated November 1, 2017

99.3	Quarterly Financial Supplement for the quarter ended September 30, 2017

99.4	Supplemental slide presentation for the third quarter of 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Jeannette N. Pina
Name: Jeannette N. Pina
Title: Vice President and Secretary

Date: November 1, 2017

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